UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2013

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 31, 2013, FS Investment Corporation II (the “Company”) increased the Company’s public offering price from $10.30 per share to $10.35 per share and increased the amount of the semi-monthly cash distributions payable to stockholders of record from $0.031115 per share to $0.031266 per share in order to maintain its annual distribution yield at 7.25% (based on the $10.35 public offering price).

The increase in the public offering price was effective as of the Company’s February 1, 2013 semi-monthly closing and first applied to subscriptions received from January 16, 2013 through January 31, 2013. The purpose of the increase in the public offering price was to ensure that the Company’s net asset value per share did not exceed the Company’s offering price per share, after deducting selling commissions and dealer manager fees, as required by the Investment Company Act of 1940, as amended. The increase in the semi-monthly distributions to $0.031266 per share will commence with the semi-monthly cash distribution payable to stockholders of record as of February 15, 2013.

Also, on January 29, 2013, the board of directors of the Company (the “Board”) declared two regular semi-monthly cash distributions of $0.031266 per share each. Both distributions will be paid on February 28, 2013, the first to stockholders of record as of February 15, 2013 and the second to stockholders of record as of February 27, 2013.

Share Price Guidance

If the Company’s strong portfolio performance continues, causing its net asset value per share to exceed its increased net offering price, the Board may further increase the per share offering price of its shares of common stock for its future semi-monthly closings. The Company expects that, if adjusted further, the per share public offering price will be between $10.35 and $10.50 per share. The Board has not yet determined that a further adjustment to the newly-established offering price of $10.35 per share will be necessary. In the event the Company determines to adjust its current offering price, a separate announcement will be issued. There can be no assurance that the amount of the semi-monthly cash distributions payable to the Company’s stockholders, if any, will increase in the event that the Company further increases its public offering price in the future.

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year.  Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year.  The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income.  The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on the Company’s shares of common stock is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

Item 8.01.	Other Events.

On January 28, 2013, the Board appointed Zachary Klehr as Executive Vice President of the Company and Stephen S. Sypherd to replace Ryan D. Conley as Vice President, Treasurer and Secretary of the Company.  In addition, on January 15, 2013, FSIC II Advisor, LLC (“FSIC II Advisor”), the investment adviser to the Company, appointed Zachary Klehr to replace Ryan D. Conley as a member of FSIC II Advisor’s investment committee.

Set forth below is biographical information pertaining to Messrs. Klehr and Sypherd.

Zachary Klehr has served as the Company’s executive vice president since January 2013.  Mr. Klehr also currently serves as executive vice president of FS Investment Corporation and FS Energy and Power Fund and has presided in such roles since January 2013.  Mr. Klehr has also served in various senior officer capacities for Franklin Square Holdings, L.P. (“Franklin Square Holdings”) and its affiliated investment advisers, FB Income Advisor, LLC, FS Investment Advisor, LLC and FSIC II Advisor, since the later of February 2011 or such entity’s inception date, including as executive vice president since September 2012.  In this role, he focuses on fund administration, portfolio management, fund operations, research, education and communications. Prior to joining Franklin Square Holdings, Mr. Klehr served as a Vice President at Versa Capital Management, a private equity firm with approximately $1 billion in assets under management, from 2007 to February 2011.  At Versa, he sourced, underwrote, negotiated, structured and managed investments in middle-market distressed companies, special situations and distressed debt. Prior to Versa, Mr. Klehr spent five years at Goldman, Sachs & Co., starting as an analyst in the Investment Banking Division, then in the Executive Office working on firm-wide strategy covering hedge funds and other complex multi-faceted clients of the firm. Later, he joined the Financial Sponsors Group as an Associate where he focused on leveraged buyouts, acquisitions and equity and debt financings for private equity clients. Mr. Klehr received his M.B.A., with honors, from the Wharton School of the University of Pennsylvania and his B.A., cum laude, also from the University of Pennsylvania. He is active in his community and serves on the board of trustees of The Philadelphia School where he is a member of the executive, governance, advancement, finance and investment committees.

Stephen S. Sypherd has served as the Company’s vice president, treasurer and secretary since January 2013.  Mr. Sypherd also currently serves as vice president, treasurer and secretary of FS Investment Corporation and FS Energy and Power Fund and has presided in such roles since January 2013.  Mr. Sypherd has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, FB Income Advisor, LLC, FS Investment Advisor, LLC and FSIC II Advisor, since the later of August 2010 or such entity’s inception date, including as senior vice president since December 2011 and general counsel since January 2013.  He is responsible for legal and compliance matters across all entities and investment products of Franklin Square Holdings.  Prior to joining Franklin Square Holdings, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company.  Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	February 1, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer